                              STANDSTILL AGREEMENT


          This Standstill Agreement (this "Agreement") is entered into as of February 14, 1997, between FHP International Corporation, a Delaware corporation (FHP International Corporation, with all of its current and future affiliates and associates, is hereinafter referred to as "FHP") and Talbert Medical Management Holdings Corporation, a Delaware corporation (the "Company").


                                    RECITALS


          WHEREAS, FHP, as of the date hereof, owns rights (the "Rights") to purchase 2,772,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), that when issued will constitute 92.4% of the Company's outstanding securities with the power to vote with respect to the election of directors generally ("Voting Securities").


          WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Form S-1") with respect to the offering to FHP's stockholders of the Rights held by FHP and the underlying shares of the Company's Common Stock (the "Offering").

          WHEREAS, if the Offering is not fully subscribed, FHP will receive from the Company shares of Common Stock not subscribed for in the Offering (any such shares received by FHP are the "Unsubscribed Shares," which together with all Voting Securities subsequently acquired by FHP, are the "FHP Shares").

          WHEREAS, FHP and the Company are entering into this Agreement to define the future relationship between FHP and the Company in respect of the Voting Securities and certain other matters in consideration of the mutual covenants contained herein. Nothing in this Agreement will prevent the consummation of sales of Common Stock pursuant to the exercise of Rights.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the Company and FHP hereby agree as follows:

                   ARTICLE 1.  REPRESENTATIONS AND WARRANTIES


          SECTION 1.1 FHP'S REPRESENTATIONS AND WARRANTIES. In order to induce the Company to enter into this Agreement, FHP represents and warrants that FHP owns Rights to purchase 2,772,000 shares of Common Stock, which represent all of the Voting Securities Beneficially Owned by FHP as of the date hereof.

          SECTION 1.2 COMPANY'S REPRESENTATIONS AND WARRANTIES. In order to induce FHP to enter this Agreement, the Company represents and warrants that the authorized capital of the Company consists of 15 million shares of Common Stock, par value $.01 per share, and 1.2 million shares of preferred stock, par value $.01 per share. There are presently 228,000 outstanding shares of Common Stock. The Company has also issued to FHP Rights to purchase 2,772,000 shares of Common Stock. The Company has granted options to purchase 70,250 shares of Common Stock. The Company has declared, in connection with the adoption of its Stockholder Rights Agreement, a dividend distribution as of the expiration date of the Rights (the "Expiration Date") to all holders of Common Stock of a right to purchase a unit initially consisting of one one-hundredth of a share of Junior Participating Preferred Stock. There are no other outstanding options, warrants or rights to purchase any equity securities of the Company.


                            ARTICLE 2.  SALES BY FHP

          SECTION 2.1  SALES BY FHP.

          (a) With the exception of the transactions contemplated by the Offering, FHP will not sell any FHP Shares until 180 days after the Expiration Date (the "Waiting Period").

          (b) After the Waiting Period, FHP will be permitted to sell all or any portion of its total holdings of Common Stock, subject to compliance with
(i) federal and state securities laws, (ii) if applicable, Sections 3.2 or 3.5 of this Agreement, and (iii) the restrictions contained in Section 3.1 of this Agreement.

                         ARTICLE 3.  REGISTRATION RIGHTS

          SECTION 3.1 RESTRICTIONS ON TRANSFER. FHP agrees that it will not, directly or indirectly, sell, transfer or otherwise dispose of FHP Shares constituting more than 3% of the outstanding Common Stock of the Company to any person or group of persons who are affiliates (as defined under Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended) ("Affiliates") except in an underwritten public offering.

          SECTION 3.2 SHELF REGISTRATION. The Company will file a registration statement on Form S-3 (a "Shelf Form S-3") providing for the sale by FHP, pursuant to Rule 415 of the Commission under the Securities Act, and/or any similar rule that may be adopted by the Commission, of the FHP Shares and the Company will use all commercially reasonable efforts to cause the Shelf Form S-3 to become and remain continuously effective for the period beginning on the first anniversary of the Expiration Date and ending on the date FHP may sell all of the remaining FHP Shares it holds free of any restrictions under the federal securities laws (including any restrictions under Rule 144) or, if earlier, on the date the distribution described in the Shelf Form S-3 is complete.

          SECTION 3.3 REGISTRATION PROCEDURES PURSUANT TO SECTION 3.2. In connection with the Company's obligations pursuant to Section 3.2 hereof, the Company will:

          (a) prepare and file with the Commission the Shelf Form S-3, provided that before filing a Shelf Form S-3 or prospectus or any amendments or supplements thereto, the Company will furnish to FHP's counsel copies of all such documents proposed to be filed; and the Company will use its reasonable efforts to cause the Shelf Form S-3 to become effective by the date set forth in
Section 3.2 or as soon as practicable thereafter;

          (b) prepare and file with the Commission such amendments and supplements to the Shelf Form S-3 and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the Shelf
Form S-3 (for the applicable period specified in Section 3.2 hereof), and comply with the provisions of the Securities Act with respect to the disposition of all of the FHP Shares during such applicable period in accordance with the intended methods of disposition by FHP as set forth in the Shelf Form S-3 (which will include sales on the securities exchange or market system on which the Common Stock trades, or in private transactions, or underwritten public offerings, at fixed prices, or market prices, or negotiated prices);

          (c)  promptly notify FHP and provide copies of all related documents
(i) when the Shelf Form S-3, the prospectus or any prospectus supplement or any amendment has been filed, and, with respect to a Shelf Form S-3 or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Shelf Form S-3 or the prospectus or for additional or supplemental information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Form S-3 or the written threat or initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the FHP Shares for sale in any jurisdiction or the written threat or initiation of any proceeding for that purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act in connection with the Shelf Form S-3, the happening of any event as a result of which the Shelf Form S-3, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (d) make reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Form S-3 or any post-effective amendment thereto or any state filing made in connection therewith at the earliest practicable date;

          (e) furnish to FHP such number of copies of the Shelf Form S-3, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Shelf Form S-3 and such other documents as FHP may reasonably request in order to facilitate the disposition of the FHP Shares being offered;

          (f) cause all such FHP Shares to be listed on each securities exchange or market system on which the Company's Common Stock is then listed or designated;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

          (h) use all commercially reasonable efforts to (i) register or qualify the FHP Shares under such other securities laws or Blue Sky laws of such jurisdictions as FHP will reasonably request, (ii) keep such registrations or qualifications in effect for so long as the Shelf Form S-3 remains in effect and
(iii) take any and all such actions as may be reasonably necessary or advisable to enable FHP to consummate the disposition in such jurisdictions of the FHP Shares; PROVIDED, HOWEVER, that the Company will not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify or (B) consent to general service of process in any such jurisdiction; and

          (i) cooperate with FHP to effect the offering and to facilitate the timely preparation and delivery of certificates representing FHP Shares to be sold under the Shelf Form S-3 and not bearing any restrictive legends and such other actions as may be reasonably necessary to complete the offering.

          SECTION 3.4 SUPPLEMENTS; AMENDMENTS. Upon the occurrence of any event contemplated by Section 3.3(c)(v), the Company will, as soon as reasonably practicable, prepare and furnish to FHP a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of FHP Shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.5 PIGGYBACK REGISTRATIONS. The Company will notify FHP in writing at least thirty (30) days prior to the filing of any registration statement under the Act for purposes of an underwritten public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the
Act) and will afford FHP an opportunity to include in such underwritten offering all or part of the FHP Shares. Should FHP desire to include in any such offering all or any part of the FHP Shares, it will, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If FHP decides not to include all of the FHP Shares in any such offering, FHP will nevertheless continue to have the right to include FHP Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities.

          The right of FHP to be included in a registration pursuant to this
Section 3.5 will be conditioned upon FHP's participation in such underwriting. If FHP intends to distribute FHP Shares through such underwriting, FHP will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated first to the Company; second to FHP and any other stockholder of the Company (other than FHP) who is not also an employee or director of the Company, on a pro rata basis; and third, to any other stockholder of the Company that is also an employee or director of the Company on a pro rata basis. No such reduction will reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

          SECTION 3.6 EXPENSES. All expenses incurred by the Company in complying with Section 3.2 and 3.5 hereof, including registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., listing or quotation fees and fees of transfer agents and registrars, will be borne in full by the Company. FHP will be responsible for all registration and filing fees, underwriting commissions, transfer taxes, discounts and fees with respect to the FHP Shares and the fees and expenses of counsel and accountants for FHP.

          SECTION 3.7 INDEMNIFICATION BY THE COMPANY. In connection with any registration statement that the Company may file pursuant to this Agreement, the Company will, and it hereby agrees to, indemnify and hold harmless FHP and each of its directors and officers, and each other person, if any, that controls any such person within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, and expenses (including without limitation reasonable fees of counsel and any amounts paid in any settlement effected with the consent of the Company) to which any of FHP and/or such director, officer or controlling person thereof may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or any actions or proceedings, whether commenced or threatened and whether civil, criminal or administrative, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, or prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; and PROVIDED, FURTHER, that the Company will not be liable to any such person under the indemnity agreement in this Section 3.7 to the extent that any such loss, claim, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense results from the fact that FHP Shares were sold to a person to whom there was not sent or given a copy of the registration statement or prospectus or of the prospectus as then amended or supplemented.

          (b) In connection with the registration statement in which the FHP Shares are registered, FHP will, and FHP hereby agrees to indemnify and hold harmless the Company, each director and officer of the Company and such other person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, and expenses (including without limitation reasonable fees of counsel and any amounts paid in settlement effected with the consent of FHP) to which the Company, such director or officer or controlling person may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened and whether civil, criminal or administrative, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the registration statement or any prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by FHP expressly for use therein; PROVIDED, THAT the obligation to indemnify will be limited to the net amount of proceeds received by FHP from the sale of FHP Shares pursuant to the registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.7 or a written threat to commence such action or proceeding, the indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice thereof (including a reasonable explanation of the circumstances in connection therewith and copies of all writings received relating thereto) to the latter; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of any obligations under this Section 3.7 unless such failure to provide notice prejudices in any material way the rights of the indemnifying party to conduct the defense of such action or proceeding. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. No indemnifying party will consent to entry of any judgment or enter into any settlement with respect to a claim made against an indemnified party without the consent of the indemnified party, which consent will not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in connection with the circumstances out of which the action or proceeding arose for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 3.7. No indemnified party will consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent will not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim.

          (d) If for any reason the indemnification provided for in Sections 3.7(b) or 3.7(c) is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses specifically covered by the indemnification provisions set forth in Sections 3.7(b) or 3.7(c), then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; PROVIDED, that the obligation to contribute will be individual to FHP and will be limited to the net amount of proceeds received by FHP from the sale of the FHP Shares pursuant to the registration statement. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 3.8 NON-ASSIGNABILITY OF REGISTRATION RIGHTS. The rights to cause the Company, or its successors or assigns to register the FHP shares pursuant to this Agreement are reserved solely for the use and benefit of FHP and may not be assigned or transferred by FHP to any other person other than to an Affiliate of FHP. A merger or consolidation of or transfer of all or substantially all the assets of FHP or a change of control of FHP (a "Fundamental Transaction") will not be deemed an assignment for purposes of this
Section 3.8 and the FHP Shares held by FHP immediately prior to the consummation of a Fundamental Transaction will remain subject to this Agreement subsequent to such Fundamental Transaction.

          SECTION 3.9 BLACKOUT. In the event that the Company determines in good faith that it would be seriously detrimental to the Company and its stockholders to allow the


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Shelf Form S-3 to remain effective during the pendency of a transaction that the
Company deems to be material for the purposes of disclosure under the Exchange Act, and that it would be seriously detrimental to amend the Shelf Form S-3 or file a Form 8-K under the Exchange Act to disclose such material event, it may furnish a certificate signed by the Chairman of the Board of Directors or the President of the Company to FHP setting forth the Company's basis for such determination (a "Determination Certificate"). Ten business days following the delivery of a Determination Certificate, the Company will be entitled to suspend the effectiveness of the Shelf Form S-3 (provided that such suspension does not conflict with the terms of any underwriting agreement) for a period of not more than 60 days. Within 10 days before the expiration of such 60-day period, the Company may deliver another Determination Certificate and may increase the period of such suspension to a total period not to exceed 90 days. Following the expiration of the 60-day suspension period or 90-day suspension period, as applicable, and for a period of 180 days thereafter, the Company may not suspend the effectiveness of the Shelf Form S-3 without the prior written consent of FHP.


                               ARTICLE 4.  VOTING

          SECTION 4.1 VOTING. FHP agrees that, during the term of this Agreement, for so long as FHP Beneficially Owns any FHP Shares, FHP will (a) be present, in person or represented by proxy, at all shareholder meetings of the Company so that all Voting Securities Beneficially Owned by FHP may be counted for the purpose of determining the presence of a quorum at such meetings and (b) vote or consent, or cause to be voted or a consent to be given, with respect to all Voting Securities Beneficially Owned by FHP on all matters submitted to shareholders for a vote or consent in the same proportion as Voting Securities are voted by holders unaffiliated with FHP.

                        ARTICLE 5.  STANDSTILL PROVISIONS

          SECTION 5.1 STANDSTILL PROVISIONS. FHP agrees that, during the term of this Agreement, without the Company's prior written consent, FHP will not:

          (a) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any Voting Securities, or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

          (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (within the meaning of the meaning of Rule 14a-1 under the Exchange Act) to vote any Voting Securities, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, initiate or propose any shareholder proposal or induce or attempt to induce any other person to initiate any shareholder proposal;

          (c) make any statement or proposal, whether written or oral, to the Board of Directors of the Company, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or any other transaction which could result in a change of control, or solicit or encourage any other person to make any such statement or proposal;

          (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any securities of the Company, other than a group which FHP is a member of as of the date hereof (provided that any "group" formed in connection with the disposition of FHP Shares pursuant to Article 3 will be permitted);

          (e) deposit any FHP Shares into a voting trust or subject any FHP Shares to any arrangement or agreement with respect to the voting of any FHP Shares other than this Agreement;

          (f) execute any written consent with respect to the Company, except in accordance with Section 4;

          (g) otherwise act, alone or in concert with others, to seek to exercise any control over the management, Board of Directors or policies of the Company;

          (h) make a public request to the Company (or its directors, officers, shareholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, or the Stockholder Rights Agreement of the Company, including without limitation any public request to permit FHP or any other person to take any action in respect of the matters referred to in this Section 5.1;

          (i) take any action that might require the Company to make a public announcement regarding the possibility of any transaction referred to in paragraph (c) above or similar transaction or, advise, assist or encourage any other persons in connection with the foregoing;

          (j) propose a nominee for director, or express support or opposition for any nominee for director; or

          (k) disclose any intention, plan or arrangement inconsistent with the foregoing.

                               ARTICLE 6.  GENERAL

          SECTION 6.1 NOTIFICATION AS TO CERTAIN MATTERS. FHP will notify the Company of any change in FHP's Beneficial Ownership involving in the aggregate not less than 30,000 shares of Voting Securities not later than two business days after such change and from time to time, upon request, will notify the Company of the number of shares of Voting Securities Beneficially Owned by FHP and of the names and addresses of all persons included in the definition of FHP hereunder, including, without limitation, affiliates to whom FHP Shares have been transferred in accordance with Article 3. The Company will notify FHP from time to time, upon request, of the number of Voting Securities outstanding.

          SECTION 6.2 SPECIFIC PERFORMANCE. Each of FHP and the Company acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party will be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 6.3 NOTIFICATION OF RESTRICTIONS. Any certificates representing the FHP Shares will bear the following legend, which legend will remain until such time as the securities represented by the certificates are transferred in accordance with the provisions of this Agreement:

          THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE ISSUER AND FHP INTERNATIONAL CORPORATION AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

          SECTION 6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements contained in this Agreement will survive the execution of this Agreement and any investigation at any time by FHP, the Company, or on behalf of either of them.

          SECTION 6.5 ENTIRE AGREEMENT. This Agreement, together with the other agreements of the parties of even date herewith, contains the entire understandings of the parties with respect to the subject matter of the agreements. This Agreement may not be amended except by a writing signed by the parties. Except as specifically provided herein, this Agreement is not assignable by either of the parties. This Agreement is binding upon the respective successors of the parties and upon transferees of Voting Securities who are affiliates or associates of FHP.

          SECTION 6.6 SEVERABILITY. If any terms, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement will remain in full force and effect, unless the action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

          SECTION 6.7 NOTICES. Any notices and other communications required to be given pursuant to this Agreement will be delivered by hand, by registered or certified mail, postage prepaid, return receipt requested, by private courier, by facsimile or by telex, as follows:

          (a)  If to the Company:

          Talbert Medical Management Holdings Corporation
          3540 Howard Way
          Costa Mesa, CA  92626-1417
          Attention: President
          Telecopier: (714) 436-4860

          with copies to:

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, CA  90071
          Attention: C. James Levin, Esq.
          Telecopier: (213) 669-6407

          (b)  If to FHP International Corporation:

          FHP International Corporation
          3120 Lake Center Drive
          Santa Ana, CA  92704
          Attention: Secretary
          Telecopier: (714) 825-5710

          With copies to:

          Konowiecki & Rank
          First Interstate World Center
          633 W. Fifth Street
          Los Angeles, CA  90071-2007
          Attention:  Joseph Konowiecki
          Telecopier:  (213) 229-0992

          SECTION 6.8  TERM AND EFFECTIVENESS.

          (a) This Agreement will become effective upon the Expiration Date, UNLESS the amount of Unsubscribed Shares is in excess of twenty percent (20%) of the outstanding Voting Securities on the Expiration Date, in which event this Agreement will be null and void.

          (b) This Agreement will expire on the seventh anniversary of the Expiration Date.

          (c) Article 2 and Section 6.1 will not apply at any time that FHP Beneficially Owns less than 3% of the outstanding shares of Voting Securities. Article 3 will not apply to the extent FHP Beneficially Owns less than 3% of the outstanding shares of Voting Securities upon the Expiration Date, and the holding period for restricted securities under Rule 144 has been reduced to one year.

          SECTION 6.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California disregarding conflict of law provisions.

          SECTION 6.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.



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                                       12

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date provided first written above.




                              FHP INTERNATIONAL CORPORATION



                              By:  /s/ Westcott W. Price III
                                   ----------------------------------
                                   Westcott W. Price III
                                   President and Chief Executive
                                     Officer




                              TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION



                              By:  /s/ Jack D. Massimino
                                   ----------------------------------
                                   Jack D. Massimino
                                   President and Chief Executive
                                     Officer



                                       S-1